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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-3 of our report dated December 1, 2009 (May 21, 2010 as to the effect of the October 1, 2009 adoption of the new accounting standards requiring retrospective application to convertible debt instruments, non-controlling interests, and participating securities in share-based payment transactions, December 1, 2010 as to the effect of the discontinued operations of Digideal and the Company's Japanese subsidiary described in Note 19 and 21 and November 29, 2011 as to the effect of the discontinued operations of the UK Barcrest Group as described in Note 1 and Note 21), relating to the consolidated financial statements of International Game Technology ("the Company") for the year ended September 30, 2009 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the retrospective adjustment to the consolidated financial statements for the adoption of new accounting guidance and an explanatory paragraph relating to the effect of the discontinued operations), appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 2011, and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March, 29, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM